                                                                 EXHIBIT 2.7(h)


                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT is made as of September 14, 1999, by and among Charter Communications Operating, LLC, a Delaware limited liability company ("CCO"); Charter Communications Holding Company, LLC, a Delaware limited liability company ("CHARTER HOLDCO"); the other Persons listed on the signature pages hereto (the "INVESTORS"); with respect to Sections 3.1, 3.2, 3.3 and 3.4 only, Charter Communications, Inc. ("CCI"); and with respect to Sections 3.5.1(a), 3.5.1(b) and 3.6.2 only, Paul G. Allen ("ALLEN").

                                    RECITALS

         WHEREAS, Charter Investment, Inc. ("CII") and, by assignment, CCO, are parties to (a) that certain Purchase and Sale Agreement with the Persons listed on the signature pages thereto as "Sellers" and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999, as amended (the "RAP Agreement"), and
(b) that certain Purchase and Sale Agreement with the Persons listed on the signature pages thereto as "Sellers" and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999, as amended (the "InterLink Agreement" and, together with the RAP Agreement, the "PURCHASE AGREEMENTS"), pursuant to which CCO agreed to purchase, directly or indirectly, all of the outstanding interests of RAP and InterLink;

         WHEREAS, each of the Investors is a "Seller" under one or both of the Purchase Agreements;

         WHEREAS, by means of a letter agreement dated August 27, 1999 from CII to each of the Investors (the "EQUITY LETTER"), CII offered to each of the Investors the right to elect, in lieu of selling all of its interest in RAP and or InterLink for cash, to contribute a portion of such interest to Charter Holdco in exchange for preferred equity in Charter Holdco;

         WHEREAS, each Investor has agreed to contribute to Charter Holdco the percentage of its interest in RAP and/or InterLink set forth next to such Investor's name on EXHIBIT A hereto (with respect to each such Investor, its "CONTRIBUTED INTEREST") in exchange for the Issued Units;

         NOW, THEREFORE, in light of the above recitals and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions.

                  1.1. "ACT" means the Securities Act of 1933, as amended.

                  1.2. "AGREEMENT" means this Contribution Agreement.

                  1.3. "CLASS A PREFERRED CONTRIBUTED AMOUNT" has the meaning given that term in the Operating Agreement.

                  1.4. "CLASS A PREFERRED RETURN AMOUNT" has the meaning given that term in the Operating Agreement.

                  1.5. "CLASS A PREFERRED UNITS" has the meaning given that term in the Operating Agreement.

                  1.6. "COMMON STOCK" means Class A Common Stock of CCI.

                  1.7. "IPO" means the initial public offering of Common Stock.

                  1.8. "ISSUED UNITS" means, with respect to an Investor, the number of Class A Preferred Units set forth on EXHIBIT A and issued to such Investor upon the contribution of the Contributed Interest in accordance with
Section 2.4.

                  1.9. "OPERATING AGREEMENT" means that certain Amended and Restated Limited Liability Company Agreement of Charter Holdco effective as of September 14, 1999, as amended from time to time.

                  1.10. "PERSON" means an individual, corporation, limited liability company, partnership, sole proprietorship, association, joint venture, joint stock company, trust, incorporated organization, or governmental agency or other entity.

         2. ASSIGNMENT; CONTRIBUTION AND ISSUANCE OF CLASS A PREFERRED UNITS.

                  2.1. Assignment. CII and CCO hereby assign to Charter Holdco the right and obligation to acquire each Investor's Contributed Interest, and Charter Holdco hereby accepts such assignment. Notwithstanding the foregoing, CCO and CII shall continue to be and remain liable to the Investors for the performance and fulfillment of all of CII's and CCO's covenants, duties and obligations under the Purchase Agreements.

                  2.2. Approval of Assignment. Each Investor hereby consents to the foregoing assignment to Charter Holdco.

                  2.3. Issuance of Units. Each Investor hereby subscribes for, and Charter Holdco agrees to issue to it, a number of Class A Preferred Units equal to such Investor's Issued Units. Evidence of such Issued Units shall be delivered to such Investor, in the form of an executed Operating Agreement reflecting such Issued Units, concurrently with the contributions to be made by such Investor described in Section 2.4.

                  2.4. Contributions to Capital. As consideration for the issuance of the Issued Units to it by Charter Holdco, each Investor shall at the Closing contribute to Charter Holdco the Contributed Interest.

         3. RIGHT TO EXCHANGE CLASS A PREFERRED UNITS; PUT RIGHTS.

                  3.1. Right to Exchange. Each Investor will have the right to contribute all or any portion of its Issued Units to CCI in exchange for Common Stock immediately prior to the IPO, in the following manner:

                  3.1.1 At the time the preliminary prospectus is circulated to prospective buyers in the IPO, CCI will prepare and file a preliminary prospectus in connection with the exchange described above. CCI will deliver to the Disbursement Agent (as such term is defined in the Purchase Agreements) a copy of the preliminary prospectus describing the exchange for each Investor, and the Disbursement Agent will deliver a copy of such prospectus to each Investor.

                  3.1.2 Within seven days thereafter, the Disbursement Agent shall deliver a notice to CCI stating the number of Issued Units, if any, that each Investor intends in good faith to exchange into shares of Common Stock at the price offered to the public in the IPO. If no such notice is delivered with respect to one or more Investors, then each such Investor will no longer have the right to exchange Issued Units into shares of Common Stock. Upon delivery of final prospectuses to the Disbursement Agent, the Disbursement Agent shall deliver a prospectus to each Investor and shall deliver a binding notice to CCI confirming the number of Issued Units, if any, that each Investor commits to exchange into shares of Common Stock at the price offered to the public in the IPO (the "EXCHANGED UNITS"). Each Investor electing to exchange Issued Units for Common Stock will, upon delivery of the confirmation notice, execute and deliver
(a) an assignment effecting the exchange, in form and substance reasonably agreed to by CCI and the Disbursement Agent prior to the exchange, and (b) a Contribution Agreement in the form attached hereto as EXHIBIT C. Such election and such deliveries shall be contingent upon closing of the IPO and the fulfillment of all of the obligations of Charter Holdco, CCI and their affiliates hereunder, including without limitation the delivery of the appropriate Put Agreements as provided herein.

                  3.2. Valuation of Exchanged Units and CCI Common Stock. Exchanged Units will be exchanged for shares of Common Stock valued at the price to the public in the IPO. Exchanged Units will be valued at the sum of (i) the Class A Preferred Contributed Amount in respect of the Exchanged Units, and (ii) the Class A Preferred Return Amount in respect of such Exchanged Units.

                  3.3. Lockup Agreement. Investors receiving shares of Common Stock in exchange for Exchanged Units will enter into a lockup agreement with the underwriters of the IPO, in the form attached hereto as EXHIBIT G.

                  3.4. Loss of Exchange Rights. Issued Units that are not exchanged for shares of Common Stock concurrently with the IPO will remain as Class A Preferred Units and will no longer be exchangeable into shares of Common Stock.

                  3.5. Put Rights.

                  3.5.1 Charter Put; Allen Put; Lockup Put. The Charter Put (as defined in Section 5) entered into at the Closing will not apply as to any Common Stock received in exchange for Issued Units. Investors electing to receive Common Stock will, as to such shares of Common Stock, receive either the Allen Put or Lockup Put defined below, as follows:

                           (a) If no more than $13.5 million of the aggregate
Issued Units issued to all Investors at the closing of the transactions contemplated by the Purchase Agreements will remain outstanding upon the IPO (excluding all Exchanged Units), then Allen will deliver a put agreement in the form attached hereto as EXHIBIT E (the "Allen Put") to each Investor that elects to exchange all of its Issued Units into Common Stock (treating Investors that are under common control with the same Person as being one Investor for purposes of determining whether such Investor has elected to exchange "all" of its Issued Units).

                           (b) All Investors that exchange Issued Units for
Common Stock, but do not receive the Allen Put described above, will enter into a put agreement with Allen in the form attached hereto as EXHIBIT F (the "Lockup Put").

                  3.6. Earlier Offering by Entity other than CCI. In the event that an affiliate of Charter Holdco and CII other than CCI conducts an initial public offering of common stock prior to the IPO, then:

                  3.6.1 CII and Charter Holdco shall cause such affiliate to enter into an agreement with the Investors giving them substantially the same rights set forth in Sections 3.1, 3.2, 3.3 and 3.4; and

                  3.6.2 Allen shall enter into an agreement with the Investors giving them substantially the same rights set forth in Sections 3.5.1(a) and 3.5.1(b) (with the Allen Put and Lockup Put being applicable to common stock of such affiliate received by Investors in the initial public offering of such affiliate).

         4. REPRESENTATIONS AND WARRANTIES.

                  4.1. Representations and Warranties of Charter Holdco. Charter Holdco hereby represents and warrants to each Investor that: (i) it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Charter Holdco, (iii) this Agreement has been duly and validly executed and delivered by Charter Holdco and is a valid and binding agreement of Charter Holdco, enforceable against Charter Holdco in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  4.2. Representations and Warranties of CCI. CCI hereby represents and warrants to each Investor that, with respect to its obligations under Sections 3.1, 3.2, 3.3 and 3.4: (i) it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of CCI, (iii) this Agreement has been duly and validly executed and delivered by CCI and is a valid and binding agreement of CCI, enforceable against CCI in accordance with its terms, except
(a) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  4.3. Investor's Representations and Warranties. Each Investor hereby represents and warrants to Charter Holdco as follows:

                  4.3.1 Investor has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Investor and is a valid and binding agreement of Investor, enforceable against it in accordance with its terms, except as (a) such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  4.3.2 Investor, either alone or together with a Purchaser Representative (which Purchaser Representative has completed and delivered to CII a completed "Purchaser Representative Questionnaire" delivered to each Investor in the Equity Letter), is an "accredited investor" as defined in Securities and Exchange Commission ("SEC") Rule 501(a) and has completed and delivered to CII an "Investor Questionnaire" (previously provided to Investor in the Equity Letter).

                  4.3.3 If Investor is a corporation, partnership, trust or other entity, Investor was not organized for the specific purpose of acquiring the Securities.

                  4.3.4 Investor has received and reviewed all information Investor considers necessary or appropriate for deciding whether to invest in the Issued Units. Investor further represents that Investor has had an opportunity to ask questions and receive answers from CII, CCI, CCO and Charter Holdco and its officers and employees regarding the terms and conditions of purchase of the Issued Units and regarding the business, financial affairs and other aspects of Charter Holdco and has further had the opportunity to obtain any information (to the extent CII, CCI, CCO or Charter Holdco possesses or can acquire such information without unreasonable effort or expense) that Investor deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Investor.

                  4.3.5 Investor acknowledges that the Issued Units or other exchange rights that are a part of the Issued Units have not been registered under the Act, or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein. Such Issued Units are being acquired by Investor for investment purposes for Investor's own account only and not for sale or with a view to distribution of all or any part of such Issued Units. No other person will have any direct or indirect beneficial interest in the Issued Units.

                  4.3.6 Investor understands that the Issued Units are and will be "restricted securities" under the federal securities laws in that such securities will be acquired from Charter Holdco in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely.

         5. CLOSING; CLOSING CONDITIONS.

         The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur at 10:00 a.m., Mountain Time, at the offices of Baker & Hostetler LLP in Denver, Colorado, on September 14, 1999, unless another date, time or place is agreed to in writing by R&A Management LLC (acting as agent for Investors under the terms of the Purchase Agreements) and Charter Holdco. At the Closing, each Investor shall (a) contribute to Charter Holdco the Contributed Interest, (b) deliver or cause to be delivered to Charter Holdco or its designee one or more certificates evidencing the Contributed Interests to be contributed at such Closing (if such interests are certificated), together with duly executed assignments separate from the certificate in a form reasonably satisfactory to Charter Holdco to effectuate the transfer of such Contributed Interest to Charter Holdco or its designee, (c) execute the Joinder Agreement in the form attached hereto as EXHIBIT B, by which such Investor shall become a party to the Operating Agreement, and (d) countersign the Charter Put (defined below). At the Closing, Charter Holdco shall (a) deliver to each Investor an executed Operating Agreement evidencing the Issued Units, and (b) execute and deliver a Put Agreement, in the form attached hereto as EXHIBIT D (the "CHARTER PUT").

         6. GENERAL PROVISIONS.

                  6.1. Notices. All notices hereunder shall be in writing and shall be deemed to have been delivered on the date of the first attempted delivery by (i) the United States Postal Service, unless otherwise provided herein, to the respective party if mailed by certified mail, return receipt requested, or (ii) a reputable overnight delivery service, to the respective party at its address set forth below or such other address as either party may designate to the other by written notice in accordance herewith:

         If to Investor:

                  R&A Management, LLC
                  360 South Monroe Street, Suite 600
                  Denver, Colorado  80209
                  Attention: Kevin B. Allen
                  Telecopy: (303) 322-3553

         with a complete copy under separate cover (which copy by itself shall not constitute notice) to:

                  Stuart G. Rifkin, Esq.
                  Baker & Hostetler
                  303 East 17th Avenue, Suite 1100
                  Denver, Colorado  80110
                  Telecopy:  (303) 861-7805


         If to Charter Holdco, CCO or CCI:

                  Charter Communications, Inc.

                  12444 Powerscourt Drive
                  St. Louis, Missouri 63131
                  Attention:  Jerald L. Kent, President
                  Telecopy: (314) 965-8793


         with a complete copy under separate cover (which copy by itself shall not constitute notice) to:


                  Charter Communications, Inc.
                  12444 Powerscourt Drive
                  St. Louis, Missouri 63131
                  Attention:  Curtis S. Shaw, Esq.
                  Senior Vice President & General Counsel
                  Telecopy:  (314) 965-8793

                  and to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars
                  Suite 900
                  Los Angeles, California 90067
                  Attention:  Alvin G. Segel, Esq.
                  Telecopy:  (310) 203-7199

                  6.2. Construction. Throughout this Agreement, as the context requires, (a) the singular tense and number includes the plural, and the plural tense and number includes the singular; (b) the past tense includes the present, and the present tense includes the past; and (c) references to parties, sections, schedules, and exhibits mean the parties, sections, schedules, and exhibits of and to this Agreement. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section. If there is any apparent conflict or inconsistency between the provisions set forth in this Agreement, and the provisions set forth in any schedule or exhibit, to the extent possible such provisions shall be interpreted in a manner so as to make them consistent. If it is not possible to interpret such provisions consistently, the provisions set forth in the body of this Agreement shall prevail.

                  6.3. Assignment. None of the parties may assign their rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that any Investor may assign its rights under
Section 3 hereof to any Permitted Transferee. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. A "PERMITTED TRANSFEREE" shall mean any transferee of such Investor's Issued Interests that is:

                  6.3.1 another Investor hereunder;

                  6.3.2 any Person that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Investor;

                  6.3.3 a trust for the benefit of the equity owners of the Investor and of which the trustee or trustees are one or more Persons that either control, or are commonly controlled with, the Investor or are banks, trust companies, or similar entities;

                  6.3.4 any Person for which the Investor is acting as nominee or any trust controlled by or under common control with such person or entity; or

                  6.3.5 if the Investor is an individual, any charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Investor upon the Investor's death, any member of the Investor's family, any trust or similar entity for the benefit of the Investor or one or more members of the Investor's family, or any entity controlled by the Investor or one or more members of the Investor's family.

                  6.4. No Third-Party Benefits. None of the provisions of this Agreement are intended to benefit, or to be enforceable by, any third-party beneficiaries.

                  6.5. Governing Law. This Agreement is governed by the laws of the State of Delaware, without regard to Delaware's rules relating to conflict of laws.

                  6.6. Amendment and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by CII and a majority-in-interest (measured by Issued Units) of the Investors (except to the extent such amendment would have an adverse and discriminatory impact on any Investor, in which event such Amendment shall only be binding on such Investor if such Investor has executed such amendment). No waiver of any provision of this Agreement or of any rights or obligations of any party under this Agreement shall be effective unless in writing and signed by the party or parties waiving compliance, and shall be effective only in the specific instance and for the specific purpose stated in that writing.

                  6.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.8. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

                  6.9. Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  6.10. Integration. This Agreement and any documents referred to herein or therein (the "TRANSACTION DOCUMENTS") contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. Except for the Transaction Documents, this

Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

                    Signature Page to Contribution Agreement

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date indicated.



                                          CHARTER COMMUNICATIONS OPERATING,
                                          LLC


                                          By: /s/ Curtis S. Shaw
                                              _______________________________
                                                Name: Curtis S. Shaw
                                                Title:


                                          CHARTER COMMUNICATIONS HOLDING
                                          COMPANY, LLC


                                          By: /s/ Curtis S. Shaw
                                              _______________________________
                                                Name: Curtis S. Shaw
                                                Title:


                                          WITH RESPECT TO SECTIONS 3.1, 3.2,
                                          3.3 AND 3.4 ONLY:

                                          CHARTER INVESTMENT, INC


                                          By: /s/ Curtis S. Shaw
                                              _______________________________
                                                Name: Curtis S. Shaw
                                                Title:


                                          WITH RESPECT TO SECTIONS 3.5.1(a),
                                          3.5.1(b) AND 3.6.2 ONLY:

                                          /s/ Paul G. Allen by William D. Savoy
                                          _____________________________________
                                          Paul G. Allen, by William D. Savoy,
                                          his attorney-in-fact

                    Signature Page to Contribution Agreement


                                             INTERLINK INVESTMENT CORP.


                                             By:  /s/ Kevin B. Allen
                                                ------------------------------
                                                Kevin B. Allen, Vice President


                                             RIFKIN & ASSOCIATES, INC.


                                             By:  /s/ Monroe M. Rifkin
                                                -------------------------------
                                                Monroe M. Rifkin, Chairman of
                                                the Board

                                             RIFKIN FAMILY INVESTMENT COMPANY,
                                             L.L.L.P.

                                             By: Its General Partners


                                             /s/ Monroe M. Rifkin
                                             ----------------------------------
                                             Monroe M. Rifkin, General Partner


                                             /s/ Stuart G. Rifkin
                                             ----------------------------------
                                             Stuart G. Rifkin, General Partner


                                             /s/ Bruce A. Rifkin
                                             ----------------------------------
                                             Bruce A. Rifkin, General Partner


                                             /s/ Ruth R. Bennis
                                             ----------------------------------
                                             Ruth R. Bennis, General Partner

                                             RIFKIN CHILDREN'S TRUST


                                             By:  /s/ Monroe M. Rifkin
                                                -------------------------------
                                                Monroe M. Rifkin, Co-Trustee

                    Signature Page to Contribution Agreement


                                             RIFKIN CHILDREN TRUST-II


                                             By:  /s/ Monroe M. Rifkin
                                                -------------------------------
                                                Monroe M. Rifkin, Co-Trustee

                                             RIFKIN CHILDREN'S TRUST III


                                             By:  /s/ Monroe M. Rifkin
                                               --------------------------------
                                                Monroe M. Rifkin, Co-Trustee

                                             360 GROUP, INC.


                                             By:  /s/ Dale D. Wagner
                                               --------------------------------
                                                Dale D. Wagner, Treasurer

                                             MORRIS CHILDREN TRUST


                                             By:  /s/ Charles R. Morris, III
                                               --------------------------------
                                                Charles R. Morris, III, Trustee

                                             CRM II LIMITED PARTNERSHIP, LLLP


                                             By:  /s/ Charles R. Morris
                                               --------------------------------
                                                Charles R. Morris, General
                                                Partner

                                             INDIANA CABLEVISION MANAGEMENT
                                             CORP.


                                             By:  /s/ Monroe M. Rifkin
                                               --------------------------------
                                                Monroe M. Rifkin, President


                                             /s/ Monroe M. Rifkin
                                             ----------------------------------
                                             MONROE M. RIFKIN


                                             /s/ Kevin B. Allen
                                             ----------------------------------
                                             KEVIN B. ALLEN

                    Signature Page to Contribution Agreement


                                             /s/ Jeffrey D. Bennis
                                             -------------------------------
                                             JEFFREY D. BENNIS


                                             /s/ Stephen E. Hattrup
                                             -------------------------------
                                             STEPHEN E. HATTRUP


                                             /s/ Bruce A. Rifkin
                                             -------------------------------
                                             BRUCE A. RIFKIN


                                             /s/ Peter N. Smith
                                             -------------------------------
                                             PETER N. SMITH


                                             /s/ Dale D. Wagner
                                             -------------------------------
                                             DALE D. WAGNER


                                             /s/ Stuart G. Rifkin
                                             -------------------------------
                                             STUART G. RIFKIN


                                             /s/ Paul A. Bambei
                                             -------------------------------
                                             PAUL A. BAMBEI


                                             /s/ Lucille A. Maun
                                             -------------------------------
                                             LUCILLE A. MAUN


                                             /s/ Ruth R. Bennis
                                             -------------------------------
                                             RUTH R. BENNIS


                                             /s/ Charles R. Morris, III
                                             -------------------------------
                                             CHARLES R. MORRIS, III

                                    EXHIBIT A
                                       TO
                             CONTRIBUTION AGREEMENT

                 INVESTOR CONTRIBUTED INTERESTS AND ISSUED UNITS

Exhibit A has been omitted from this exhibit. The issuer agrees to provide copies of such exhibit to the Commission upon request.

                                     -A-14-

                                    EXHIBIT B
                                       TO
                             CONTRIBUTION AGREEMENT


                            FORM OF JOINDER AGREEMENT


         The undersigned (the "NEW MEMBER"), having received a membership interest (the "MEMBERSHIP INTEREST") in Charter Communications Holding Company, LLC (the "COMPANY") pursuant to a Contribution Agreement, dated as of September 14, 1999, by and among the Company, certain affiliates of the Company and the undersigned, hereby agrees to be bound by the terms and conditions of that certain Amended and Restated Limited Liability Company Agreement of the Company effective as of _________, 1999, as amended or supplemented from time to time, attached hereto as EXHIBIT A (the "JOINED AGREEMENT"), and further covenants, represents and warrants to the Company as follows:

         The New Member agrees to be bound by the provisions of the Joined Agreement, with respect to his or her ownership of the Membership Interest.

         The New Member represents, warrants and agrees that the New Member is acquiring the Membership Interest for investment purposes for such New Member's own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person or entity will have any direct or indirect beneficial interest in or right to the Membership Interest.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                     -B-16-

         The New Member acknowledges that, in purchasing the Membership Interest, he or she must bear the economic risk of the investment for an indefinite period of time because the Membership Interest has not been registered or qualified under applicable federal and state securities laws and therefore cannot be sold unless it is subsequently registered and/or qualified under such securities laws or an exemption from such registration or qualification is available.

         Signed as of ___________.



                      Name:       ______________________________________________

                      Signature:  ______________________________________________

                      Address:    ______________________________________________

                                  ______________________________________________

                      Fax No.:    ______________________________________________

                                    EXHIBIT C
                                       TO
                             CONTRIBUTION AGREEMENT



                         FORM OF CONTRIBUTION AGREEMENT



                                     -C-18-

                          SECOND CONTRIBUTION AGREEMENT


         THIS SECOND CONTRIBUTION AGREEMENT is made as of ________ __, 1999, by and between __________ (the "HOLDER"), Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter Holdco") and Charter Communications, Inc., a Delaware corporation ("CCI").

                                    RECITALS

         WHEREAS, Holder owns Class A Preferred Units of Charter Holdco that were issued in connection with (a) that certain Purchase and Sale Agreement by and among Charter Investment, Inc. (formerly Charter Communications, Inc.) ("CII"), Charter Communications Operating, LLC (by assignment) ("CCO"), the Persons listed on the signature pages thereto as "Sellers" and Rifkin Acquisition Partners, L.L.L.P., dated April 26, 1999, as amended (the "RAP AGREEMENT"), and (b) that certain Purchase and Sale Agreement by and among CII, CCO, the Persons listed on the signature pages thereto as "Sellers" and InterLink Communications Partners, LLLP, dated April 26, 1999, as amended (the "INTERLINK AGREEMENT" and, together with the RAP Agreement, the "PURCHASE AGREEMENTS");

         WHEREAS, pursuant to a Contribution Agreement by and among Holder and Charter Holdco, among others, dated as of September 14, 1999 and entered into in connection with the transactions contemplated by the Purchase Agreements (the "FIRST CONTRIBUTION AGREEMENT"), Holder has the right to exchange the Class A Preferred Units that were subject to the First Contribution Agreement for shares of Class A Common Stock of CCI ("COMMON STOCK") simultaneously with the closing of the initial public offering of CCI (the "IPO"), all subject to the terms of the First Contribution Agreement;

         WHEREAS, Holder has agreed to contribute the number of such Class A Preferred Units set forth on EXHIBIT A hereto (the "CONTRIBUTED UNITS") to CCI simultaneously with, and contingent upon the occurrence of the IPO, in exchange for Common Stock;

         NOW, THEREFORE, in light of the above recitals and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS.

                  1.1. "AGREEMENT" means this Contribution Agreement.

                  1.2. "CLASS A PREFERRED CONTRIBUTED AMOUNT" has the meaning given that term in the Operating Agreement.

                  1.3. "CLASS A PREFERRED RETURN AMOUNT" has the meaning given that term in the Operating Agreement.

                  1.4. "CLASS A PREFERRED UNITS" has the meaning given that term in the Operating Agreement.


                                     -C-19-

                  1.5. "EXCHANGING GROUP" means Holder and all other holders of Class A Preferred Units that have agreed to exchange such units for shares of Common Stock simultaneously with the IPO pursuant to an agreement substantially similar to this Agreement.

                  1.6. "OPERATING AGREEMENT" means that certain Amended and Restated Limited Liability Company Agreement of Charter Holdco effective as of _________, 1999 as amended from time to time.

                  1.7. "PERSON" means an individual, corporation, limited liability company, partnership, sole proprietorship, association, joint venture, joint stock company, trust, incorporated organization, or governmental agency or other entity.

         2. CONTRIBUTION AND ISSUANCE OF COMMON STOCK.

                  2.1. Contribution of Contributed Units. Holder hereby agrees to contribute to CCI the Contributed Units simultaneously with, and contingent upon, the occurrence of the IPO, in a transaction intended to qualify under
Section 351 of the Internal Revenue Code of 1986, as amended.

                  2.2. Issuance of Common Stock. As consideration for the contribution of the Contributed Units, CCI agrees to issue a number of shares of Common Stock to Holder equal to a fraction, the numerator of which is the sum of
(i) the Class A Preferred Contributed Amount in respect of the Contributed Units, and (ii) the Class A Preferred Return Amount in respect of such Contributed Units, and the denominator of which is the price the Common Stock is sold to the public in the IPO. No fractional shares or scrip representing fractions of shares of Common Stock will be issued upon the exchange of Contributed Units. That portion of each Holder's Contributed Units that would otherwise be exchanged for a fractional share shall instead be redeemed by Charter Holdco for a cash payment (calculated to the nearest $.01) equal to such fraction multiplied by the price the Common Stock is sold to the public in the IPO.

                  2.3. Lockup Agreement. Currently with the execution and delivery of this Agreement, Holder agrees to deliver a lockup agreement with the underwriters of the IPO, in the form attached hereto as EXHIBIT B (the "LOCKUP AGREEMENT").

         3. REPRESENTATIONS AND WARRANTIES.

                  3.1. Representations and Warranties of CCI. CCI hereby represents and warrants to each Holder that: (i) it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of CCI, (iii) this Agreement has been duly and validly executed and delivered by CCI and is a valid and binding agreement of CCI, enforceable against CCI in accordance with its terms, except
(a) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


                                      -C-20-

                  3.2. Holder's Representations and Warranties. Holder hereby represents and warrants to CCI as follows: (a) Holder has received and read a copy of the final prospectus describing the exchange of the Contributed Units for Common Stock and the business and finances of CCI; (b) Holder has the full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by Holder and is a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms (except as (i) such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought); (d) at the Closing, Holder will own all of the Contributed Units, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Contributed Units), other than those arising under applicable law and those arising under the Operating Agreement; and (e) upon the transfer of the Contributed Units, CCI will receive good title to the Contributed Units, free and clear of all liens, encumbrances and adverse interests created by the Holder or any of the Holders predecessors-in-interest, other than those arising under applicable law or those arising under the Operating Agreement.

         4. CLOSING; CLOSING CONDITIONS.

         The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur simultaneously with the IPO and shall take place at a location specified by CCI. At the Closing, Holder shall (a) contribute to CCI the Contributed Units, (b) deliver or cause to be delivered to CCI one or more certificates evidencing the Contributed Units (if such interests are certificated), together with duly executed assignments separate from the certificate in a form reasonably satisfactory to CCI to effectuate the transfer of such Contributed Units to CCI, (c) execute and deliver the Lockup Agreement, and (d) countersign the Allen Put or Lockup Put (as required by and defined in the First Contribution Agreement). At the Closing, CCI shall deliver or cause to be delivered to Holder the Common Stock. The Holder and CCI will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or its representatives to be physically present at the Closing.

         5. GENERAL PROVISIONS.

                  5.1. Notices. All notices hereunder shall be in writing and shall be deemed to have been delivered on the date of the first attempted delivery by (i) the United States Postal Service, unless otherwise provided herein, to the respective party if mailed by certified mail, return receipt requested, or (ii) a reputable overnight delivery service, to the respective party at its address set forth below or such other address as either party may designate to the other by written notice in accordance herewith:

         If to Holder:


                                     -C-21-

                  R&A Management, LLC
                  360 South Monroe Street, Suite 600
                  Denver, Colorado  80209
                  Attention: Kevin B. Allen
                  Telecopy: (303) 322-3553

         with a complete copy under separate cover (which copy by itself shall not constitute notice) to:

                  Stuart G. Rifkin, Esq.
                  Baker & Hostetler
                  303 East 17th Avenue, Suite 1100
                  Denver, Colorado  80110
                  Telecopy:  (303) 861-7805


         If to CCI:

                  Charter Communications, Inc.
                  12444 Powerscourt Drive
                  St. Louis, Missouri 63131
                  Attention:  Jerald L. Kent, President
                  Telecopy: (314) 965-8793


         with a complete copy under separate cover (which copy by itself shall not constitute notice) to:


                  Charter Communications, Inc.
                  12444 Powerscourt Drive
                  St. Louis, Missouri 63131
                  Attention:  Curtis S. Shaw, Esq.
                  Senior Vice President & General Counsel
                  Telecopy:  (314) 965-8793

                  and to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars
                  Suite 900
                  Los Angeles, California 90067
                  Attention:  Alvin G. Segel, Esq.
                  Telecopy:  (310) 203-7199

                  5.2. Construction. Throughout this Agreement, as the context requires, (a) the singular tense and number includes the plural, and the plural tense and number includes the singular; (b) the past tense includes the present, and the present tense includes the past; and (c) references to parties, sections, schedules, and exhibits mean the parties, sections, schedules, and exhibits


                                     -C-22-
of and to this Agreement. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section. If there is any apparent conflict or inconsistency between the provisions set forth in this Agreement, and the provisions set forth in any schedule or exhibit, to the extent possible such provisions shall be interpreted in a manner so as to make them consistent. If it is not possible to interpret such provisions consistently, the provisions set forth in the body of this Agreement shall prevail.

                  5.3. Assignment. None of the parties may assign their rights under this Agreement without the prior written consent of the other parties; provided, however, that CCI may assign its rights, benefits or obligations under this Agreement to one or more entities controlled by or affiliated with them, without the prior consent of any other party hereto. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

                  5.4. No Third-Party Benefits. None of the provisions of this Agreement are intended to benefit, or to be enforceable by, any third-party beneficiaries.

                  5.5. Governing Law. This Agreement is governed by the laws of the State of Delaware, without regard to Delaware's rules relating to conflict of laws.

                  5.6. Amendment and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by CCI and Holder; provided, however, that R&A Management, LLC (acting as agent for Holder under the terms of the Purchase Agreements) shall have the right to consent to an amendment to this Agreement on behalf of Holder so long as (i) such amendment does not adversely and discriminatorily affect the Exchanging Group, and (ii) a majority-in-interest (based on Class A Preferred Units being exchanged) of all Persons comprising the Exchanging Group consent to such amendment. No waiver of any provision of this Agreement or of any rights or obligations of any party under this Agreement shall be effective unless in writing and signed by the party or parties waiving compliance, and shall be effective only in the specific instance and for the specific purpose stated in that writing.

                  5.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.8. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

                  5.9. Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  5.10. Integration. This Agreement and any documents referred to herein or therein (the "TRANSACTION DOCUMENTS") contain the entire understanding of the parties with respect to


                                     -C-23-
the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. Except for the Transaction Documents, this Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


                                     -C-24-

                    Signature Page to Contribution Agreement

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date indicated.



                                          CHARTER COMMUNICATIONS, INC


                                          By: __________________________________
                                                Name:
                                                Title:


                                          CHARTER COMMUNICATIONS HOLDING
                                          COMPANY, LLC


                                          By: __________________________________
                                                Name:
                                                Title:


                                          HOLDER


                                          ______________________________________


                                     -C-25-

                                    EXHIBIT D
                                       TO
                             CONTRIBUTION AGREEMENT



                      FORM OF REDEMPTION AND PUT AGREEMENT
                                 ("CHARTER PUT")


                                     -D-26-

                          REDEMPTION AND PUT AGREEMENT

            This Redemption and Put Agreement ("Agreement") is made as of September 14, 1999, by and among Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter LLC"), Paul G. Allen, an individual ("Allen") and ______________ ("Holder"), with reference to the following facts:

      A Charter Communications Operating, LLC ("CCO"), a subsidiary of Charter LLC, is a party to (1) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates have acquired all of the outstanding equity of RAP and InterLink, respectively.

      B Holder is a former owner of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, Holder was issued Class A Preferred Units of Charter LLC (the "Issued Units").

      C As an inducement for Holder to contribute its interests in RAP and/or InterLink to CCO in consideration of the Issued Units, Charter LLC agreed to grant the Holder the Redemption Election provided for herein and Allen agreed to grant the Holder the Put Option provided for herein.

      NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

      1. Definitions. As used in this Agreement, the following terms have the following meanings:

            1.1. "Class A Preferred Contributed Amount" has the meaning given that term in the Operating Agreement.

            1.2. "Class A Preferred Return Amount" has the meaning given that term in the Operating Agreement.

            1.3. "Class A Preferred Units" has the meaning given that term in the Operating Agreement.

            1.4. "Closing Date" has the meaning given that term in the Purchase Agreements.

            1.5. "Interest Payment" means interest on the Redemption Purchase Price or Put Purchase Price, as applicable, at a rate equal to eight percent (8%) per annum, from and including the first day of the calendar quarter following the date on which a Charter Notice was delivered, through and including the date of such Redemption Closing or Put Closing.

            1.6. "Minimum Amount" means the lesser of (i) Issued Units for which the Redemption Purchase Price


                                     -D-27-
under this Agreement is at least $1,000,000, or (ii) all Issued Units that are subject to the Holder's Redemption Election under this Agreement.

            1.7. "Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement of Charter LLC effective as of September 14, 1999 as amended from time to time.

      2. Redemption Election.

            2.1. Charter LLC hereby grants to the Holder the right and option (the "Redemption Election"), exercisable from the date hereof through and including the date of termination of the Redemption Election under Section 9 by written notice delivered to Charter LLC and Allen (the "Charter Notice"), to sell and to permit any of the Holder's Permitted Transferees (as defined below) to sell to Charter LLC or its designee, from time to time, on one or more occasions, all or any portion of the Issued Units held by the Holder and its Permitted Transferees that represents at least the Minimum Amount. Upon the delivery of the Charter Notice, Charter LLC shall be obligated to buy or to cause its designee to buy and, subject to Section 8.3, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the Issued Units held by the Holder and its Permitted Transferees that is specified in the Charter Notice, at the price and upon the terms and conditions specified in Section 3.

      3. Redemption Purchase Price; Redemption Closing.

            3.1. The purchase price to be paid upon any exercise of the Redemption Election (the "Redemption Purchase Price") shall be the sum of (i) the Class A Preferred Contributed Amount in respect of the Issued Units as to which such Redemption Election has been exercised, and (ii) the Class A Preferred Return Amount in respect of such Class A Preferred Units.

            3.2. At each closing of the purchase and sale of the Issued Units to Charter LLC or its designee (the "Redemption Closing"), (a) Charter LLC or its designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the sum of the Redemption Purchase Price and the Interest Payment, if any, in immediately available funds by wire transfer or certified bank check; and (b) the Holder shall deliver or cause to be delivered to Charter LLC or its designee one or more certificates evidencing the Issued Units to be purchased and sold at such Redemption Closing (if certificates representing such Issued Units have been issued), together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Charter LLC to effectuate the transfer of such Issued Units to Charter LLC or its designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 5.

            3.3. Each Redemption Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on (or before if Charter LLC so determines) the last day of the calendar quarter following the date on which Holder delivers the Charter Notice, or if the Charter Notice is delivered fewer than fifteen
(15) calendar days prior to the end of the calendar quarter, then on the fifteenth day of the next calendar quarter (but effective as of the end of the calendar


                                     -D-28-
quarter in which such Charter Notice was delivered), or at such other time and place as the Holder and Charter LLC may mutually agree. If the Redemption Closing occurs after the end of the calendar quarter in which such Charter Notice was delivered, then at the Redemption Closing, in addition to the Redemption Purchase Price, Charter LLC shall pay to Holder the Interest Payment. The Holder and Charter LLC will cooperate so as to permit all documents required to be delivered at the Redemption Closing to be delivered by mail, delivery service or courier without requiring either party or its representatives to be physically present at the Redemption Closing.

      4. Put Option if Redemption Failure; Put Closing.

            4.1. In the event the Holder delivers a Charter Notice in accordance with Section 2 and either (a) the Redemption Closing has not occurred by the date specified in Section 3.3 (other than as a result of the Holder's delay or Holder's material breach of this Agreement), or (b) Charter LLC or its designee notifies the Holder that, for any reason (other than the Holder's material breach of this Agreement), Charter LLC or its designee is unwilling or unable (for legal or other reasons), to purchase any Issued Units as to which a Redemption Election has been exercised (a "Redemption Failure"), then the Holder shall have the right and option (the "Put Option"), to sell and to permit any of the Holder's Permitted Transferees to sell (provided such Permitted Transferees were specified in the Charter Notice associated with such Redemption Failure) to Allen or his designee, all or any portion of the Issued Units specified in such Charter Notice that Charter LLC failed, or was unwilling or unable, to redeem (the "Put-Eligible Units").

            4.2. If a Redemption Failure occurs and the Holder wishes to exercise its Put Option as to any Put-Eligible Units, then promptly after such Redemption Failure, the Holder shall deliver a written notice to Allen stating:
(i) that the Holder wishes to exercise its Put Option, (ii) the number of Issued Units that are Put-Eligible Units, (iii) the number of Put-Eligible Units as to which the Put Option is being exercised, and (iv) the date on which the Redemption Closing was to have occurred (an "Allen Notice"). If a Redemption Failure has occurred, then upon delivery of such Allen Notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 8.3, the Holder and the Permitted Transferees identified in the Charter Notice and Allen Notice shall be obligated to sell, the amount of the Put-Eligible Units held by the Holder and such Permitted Transferees, at the price and upon the terms and conditions specified in Section 4.3.

            4.3. The closing of the purchase and sale of the Put-Eligible Units to Allen (the "Put Closing") shall occur in accordance with the following:

                  (a) The purchase price to be paid upon any exercise of the Put Option (the "Put Purchase Price") shall be the sum of (i) the Class A Preferred Contributed Amount in respect of the Put-Eligible Units as to which such Put Option has been exercised, and (ii) the Class A Preferred Return Amount in respect of such Class A Preferred Units.

                  (b) At each Put Closing, (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the sum of the Put Purchase Price and the Interest Payment, if any, in immediately available funds by wire transfer or certified bank


                                     -D-29-
check; and (b) the Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the Put-Eligible Units to be purchased and sold at such Put Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer of such Put-Eligible Units to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 5.

                  (c) The purchase and sale of Put-Eligible Units shall be effective as of the last day of the calendar quarter following the date on which the Holder delivers the Charter Notice; provided, however, that the Put Closing, which shall be held at the offices of Irell & Manella in Los Angeles, California, shall occur on the later of (i) the date that the Redemption Closing was to have occurred but for the Redemption Failure, and (ii) five (5) business days after the date on which the Allen Notice was delivered (or at such other time and place as the Holder and Allen may mutually agree). If the Put Closing occurs after the end of the calendar quarter in which such Charter Notice was delivered, then at the Put Closing, in addition to the Put Purchase Price, Allen shall pay to Holder the Interest Payment. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Put Closing to be delivered by mail, delivery service or courier without requiring either party or its representatives to be physically present at the Put Closing.

      5. Representations of the Holder. The Holder represents and warrants (x) to Charter LLC and any of its designees or assignees that on the date hereof and at each Redemption Closing, and (y) to Allen and any of his designees or assignees that on the date hereof and at each Put Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Redemption Closing or Put Closing, as applicable the Holder or one of its Permitted Transferees will own all of the Issued Units required to be purchased and sold at such Redemption Closing or Put Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Issued Units), other than those arising under applicable law and those arising under the Operating Agreement; (d) upon the transfer of the Issued Units pursuant to Section 3 or 4, as applicable, Charter LLC or Allen (or their respective designees, as applicable) will receive good title to the Issued Units, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the Operating Agreement.

      6. Representations of Charter LLC. Charter LLC represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Redemption Closing: (a) Charter LLC has full limited liability company power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Charter LLC, enforceable against Charter LLC in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by


                                     -D-30-
judicial discretion in the enforcement of equitable remedies; and (c) its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, Charter LLC operating agreement, or any material agreement, indenture or instrument to which it is a party or which is binding on it, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect its ability to perform his obligations under this Agreement).

      7. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of Holder together with all other holders receiving similar put agreements in connection with the transactions under the Purchase Agreements) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

      8. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

            8.1. If the Class A Preferred Units are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of Charter LLC through reorganization, recapitalization, reclassification, dividend, split or reverse split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Redemption Election and Put Option, without change in the total price applicable to the unexercised portion of the Redemption Election and Put Option but with a corresponding adjustment in the price for unit of any security covered by the Redemption Election and Put Option. Any shares or securities that become subject to the Redemption Election and Put Option pursuant to this Section 8.1 shall constitute "Issued Units" for purposes of this Agreement.

            8.2. Upon a reorganization, merger or consolidation of Charter LLC with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding Class A Preferred Units are converted into or exchanged for any other security ("Replacement Securities"), the Redemption Election and Put Option shall cease to


                                     -D-31-
be exercisable with respect to the securities that previously constituted "Issued Units" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the Issued Units pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Redemption Purchase Price for all Issued Units immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Redemption Election immediately following such effectiveness. Any Replacement Securities that become subject to the Redemption Election pursuant to this
Section 8.2 shall constitute "Issued Units" for purposes of this Agreement.

            8.3. In the event of any proposed Business Combination pursuant to which the outstanding Class A Preferred Units will be converted into a right to receive consideration other than securities of Charter LLC or Replacement Securities, (i) Charter LLC will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business Combination and (ii) the Redemption Election and Put Option will expire two days prior to such consummation except with respect to any Issued Units that are specified in a Charter Notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a Charter Notice after its receipt of a notice from Charter LLC pursuant to this Section 8.3, the purchase and sale of any of the Issued Units specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Charter LLC's notice pursuant to this Section 8.3.

      9. Termination of Redemption Election and Put Option.

            9.1. The Redemption Election and Put Option shall terminate on the earliest of the following dates, except with respect to any Issued Units that are specified in a Charter Notice delivered prior to such earliest date:

                  (a) five years from the Closing Date;

                  (b) the date on which the Issued Units are exchanged for shares of common stock of Charter Communications, Inc. ("CCI") in connection with CCI's initial public offering and pursuant to an agreement between Holder and CCI; and

                  (c) the date specified in Section 8.3.

            9.2. The Redemption Election and Put Option shall terminate as to any Issued Units on the date on which such Issued Units are first transferred by the Holder or any Permitted Transferee to a person or entity that is not a "Permitted Transferee."

      10. Miscellaneous.

            10.1. Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.


                                     -D-32-

            10.2. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

            10.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

            If to the Holder, to the address set forth on the signature page hereto.



            If to Charter LLC:

                  Charter Communications Holding Company, LLC
                  12444 Powerscourt Drive, Suite 400
                  St. Louis, Missouri 63131
                  Attention: Curtis S. Shaw, Esq.
                  Telecopy: (314) 965-8793

            with a copy to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, California 90067-4276
                  Attention: Alvin G. Segel
                  Telecopy: (310) 203-7199

            If to Allen:

                  c/o Vulcan Northwest
                  110th Avenue N.E., Suite 550
                  Bellevue, WA  98004
                  Attn: William D. Savoy
                  Telecopy: (425) 453-1985

            with a copy to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, California 90067-4276
                  Attention: Alvin G. Segel
                  Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if


                                     -D-33-
the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

            10.4. No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

            10.5. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

            10.6. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

            10.7. Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

            10.8. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

            10.9. Assignments.

                  (a) The Holder and any Permitted Transferee may transfer some or all of its Issued Units to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                        (i) any person or entity that was among the "Investors" who were party to that certain Contribution Agreement, dated as of September 14, 1999, among such Investors, Charter Communications Operating, LLC, Charter Communications Holding Company, LLC, and Paul Allen;

                        (ii) any person or entity that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                        (iii) a trust for the benefit of the equity owners of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;


                                     -D-34-

                        (iv) any person or entity for which the Holder is acting as nominee or any trust controlled by or under common control with such person or entity;

                        (v) if the Holder is an individual, any charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.

                  (b) The Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

                  (c) Charter LLC is entitled, in its sole discretion, to assign its rights to purchase any Issued Units under this Agreement to one or more entities controlled by Charter LLC, but no such assignment will relieve Charter LLC of any of its obligations under this Agreement. Allen is entitled, in his sole discretion, to assign his rights to purchase any Issued Units under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

            10.10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

            10.11. Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

            10.12. Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

            10.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.14. Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any Issued Units pursuant to this Agreement.

            10.15. Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.


                                     -D-35-

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


                                     -D-36-

            IN WITNESS WHEREOF, the parties hereto have executed this Redemption and Put Agreement as of the date first set forth above.



                                    CHARTER COMMUNICATIONS HOLDING COMPANY,
                                    LLC



                                    By:_______________________________________
                                          Name:
                                          Title:







                                    __________________________________________
                                          Paul G. Allen, by William D. Savoy,
                                          attorney-in-fact


                                     -D-37-

                [SIGNATURE PAGE TO REDEMPTION AND PUT AGREEMENT]





                                     HOLDER



                                    _________________________________________

                                          [ADDRESS]


                                     -D-38-

                                    EXHIBIT E
                                       TO
                             CONTRIBUTION AGREEMENT



                              FORM OF PUT AGREEMENT
                                  ("ALLEN PUT")


                                     -E-39-

                                FORM OF [2-YEAR]

                                  PUT AGREEMENT



            This Put Agreement ("Agreement") is made as of the ___ day of _____, 199_ [to be dated the day of the exchange closing in connection with IPO] by and between Paul G. Allen, an individual ("Allen"), and __________ (the "Holder"), with reference to the following facts:

      A Charter Communications Operating, LLC ("CCO") is a party to (1) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates have acquired all of the outstanding equity of RAP and InterLink, respectively.

      B Allen is the indirect controlling owner of CCO and expects to derive benefit from the transactions contemplated by the Purchase Agreements.

      C Holder is a former owner of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, Holder was issued preferred membership units of Charter Communications Holding Company, LLC ("Charter LLC").

      D In connection with the initial public offering of Charter
Communications, Inc. ("CCI"), Holder exchanged its preferred membership units in Charter LLC for CCI Stock (as defined below), and as a condition of such exchange, Allen agreed to enter into this Agreement, giving Holder certain rights with respect to the common

            NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

      1. Definitions. As used in this Agreement, the following terms have the following meanings:

      "Closing Price" means, with respect to a share of CCI common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of CCI common stock are listed or admitted for trading or (ii) if shares of CCI common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, if shares of CCI common stock are not listed on the Nasdaq National Market, the average of


                                     -E-40-
the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

      "CCI Stock" means all shares of common stock of CCI issued to Holder in exchange for preferred membership units of Charter LLC, and all other securities that constitute "CCI Stock" in accordance with Section 7 of this Agreement.

      "IPO Price" means the price per share at which shares of common stock of CCI are sold to the public in CCI's initial public offering (without reduction for underwriters' fees, discounts, commissions, and other selling expenses).

      "Lockup Agreement" means the agreement entered into between the Holder and the underwriters of CCI's initial public offering, which, among other things, prohibits the Holder from selling the CCI Stock until the Lockup Termination Date.

      "Lockup Termination Date" means the earliest date on which the Lockup Agreement no longer prohibits the Holder from selling the CCI Stock.

      "Minimum Amount" means the lesser of (i) CCI Stock for which the Purchase Price under this Agreement is at least $1,000,000, or (ii) all CCI Stock that is subject to the Holder's Put Option under this Agreement.

      2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable from the date hereof through and including the date of termination of the Put Option under Section 9 by written notice delivered to Allen, to sell and to permit any of the Holder's Permitted Transferees to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the CCI Stock held by the Holder and its Permitted Transferees that represents at least the Minimum Amount. Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to
Section 8.3, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the CCI Stock held by the Holder and its Permitted Transferees that is specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in Section 3.

      3. Purchase Price; Closing.

            3.1. The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal the IPO Price (calculated in accordance with Section 7, if applicable), plus interest thereon at a rate of four and one-half percent (4.5%) per year, compounded annually, for the period from the date of this Agreement through the closing of the purchase and sale of the CCI Stock hereunder (the "Closing").

            3.2. At each Closing, (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer or certified bank check; and (b) the Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the CCI Stock to be purchased and sold at such Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer


                                     -E-41-
of such CCI Stock to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 5.

            3.3. Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on (or before if Allen so determines) the thirtieth day after the Holder delivers the written notice described above (or, if such day is not a business day, on the next business day thereafter), or at such other time and place as the Holder and Allen may agree. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

      4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each
Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder or one of its Permitted Transferees will own all of the CCI Stock required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the CCI Stock), other than those arising under applicable law and those arising under the organizational documents of CCI; (d) upon the transfer of the CCI Stock pursuant to Section 3, Allen or his designee will receive good title to the CCI Stock, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of CCI.

      5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

            5.1. If the number of shares of CCI Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of CCI through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option, without change in the total price applicable to the unexercised portion of the Put Option but with a corresponding adjustment in the price per unit of any security covered by the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 8.1 shall constitute "CCI Stock" for purposes of this Agreement.

            5.2. Upon a reorganization, merger or consolidation of CCI with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding CCI Stock is converted into or exchanged for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "CCI Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the CCI Stock pursuant to such Business Combination at a price per share or unit of Replacement


                                     -E-42-

Securities equal to the aggregate Purchase Price for all CCI Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 8.2 shall constitute "CCI Stock" for purposes of this Agreement.

            5.3. In the event of any proposed Business Combination pursuant to which the outstanding CCI Stock will be converted into a right to receive consideration other than securities of CCI or Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this Section 8.3, the purchase and sale of any of the CCI Stock specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 8.3.

      6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of Holder together with all other holders receiving similar put agreements in connection with the transactions under the Purchase Agreements) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

      7. Termination of Put Option.

            7.1. The Put Option shall terminate on the earliest of the following dates, except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such earliest date:

                  (a) the later of (x) thirty days after the Lockup Termination Date, or (y) the second anniversary of the date of this Agreement;

                  (b) the date specified in Section 8.3; and


                                     -E-43-

                  (c) the later of (x) thirty days after the Lockup Termination Date, or (y) the first date on which both of the following conditions are satisfied:

                        (i) the Closing Price of CCI common stock has exceeded 115% of the IPO Price for any 90 trading days during the preceding 100 consecutive trading days (which period of 100 trading days shall not have commenced prior to the closing under the Purchase Agreements); and

                        (ii) all shares of CCI common stock then held by the Holder or any Permitted Transferee (as defined below) and subject to the Put Option (or all shares of CCI common stock that the Holder and all Permitted Transferees may then acquire in exchange for limited liability company CCI Stock in Charter LLC that are held by the Holder and its Permitted Transferees and subject to the Put Option) may be sold to the public in their entirety on such date (x) without registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 144 under the Act or another comparable provision or
(y) pursuant to a then effective registration statement under the Act.

            7.2. The Put Option shall terminate as to any CCI Stock on the date on which such CCI Stock is first transferred by the Holder or any Permitted Transferee to a person or entity that is not a "Permitted Transferee."

            7.3. For purposes of determining whether the condition in Section 7.1(c)(i) is satisfied, appropriate adjustments will be made to take into account any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of CCI common stock occurring after the consummation of CCI's initial public offering.

      8. Miscellaneous.

            8.1. Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

            8.2. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

            8.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

            If to the Holder:



            with a copy to:


                                     -E-44-

            If to Allen:

                  Paul G. Allen
                  c/o William D. Savoy @ Vulcan Northwest
                  110 110th Avenue Northwest
                  Bellevue, Washington 98004
                  Telecopy: (425) 453-1985

            with a copy to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, California 90067-4276
                  Attention: Alvin G. Segel
                  Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

            8.4. No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

            8.5. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

            8.6. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

            8.7. Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

            8.8. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates,


                                     -E-45-
personal representatives, conservators, successors and permitted assigns.

            8.9. Assignments.

                  (a) The Holder and any Permitted Transferee may transfer some or all of its CCI Stock to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                        (i) any person or entity that was among the "Investors" who were party to that certain Contribution Agreement, dated as of September 14, 1999, among such Investors, Charter Communications Operating, LLC, Charter Communications Holding Company, LLC, and Paul Allen;

                        (ii) any person or entity that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                        (iii) a trust for the benefit of the equity owners of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;

                        (iv) any person or entity for which the Holder is acting as nominee or any trust controlled by or under common control with such person or entity;

                        (v) if the Holder is an individual, any charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.

                  (b) The Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

                  (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any CCI Stock under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

            8.10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

            8.11. Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

            8.12. Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the


                                     -E-46-
plural tense and number includes the singular.

            8.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.14. Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any CCI Stock pursuant to this Agreement.

            8.15. Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                    __________________________________________
                                          Paul G. Allen, by William D. Savoy,
                                          attorney-in-fact

                                     HOLDER



                                    __________________________________________


                                     -E-47-

                                    EXHIBIT F
                                       TO
                             CONTRIBUTION AGREEMENT



                              FORM OF PUT AGREEMENT
                                 ("LOCKUP PUT")


                                     -F-48-

                             FORM OF [LOCKUP PERIOD]

                                  PUT AGREEMENT

      This Put Agreement ("Agreement") is made as of the ___ day of _____, 199_, [to be dated the day of the exchange closing in connection with the IPO] by and between Paul G. Allen, an individual ("Allen"), and __________ (the "Holder"), with reference to the following facts:

      A Charter Communications Operating, LLC ("CCO") is a party to (1) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates have acquired all of the outstanding equity of RAP and InterLink, respectively.

      B Allen is the indirect controlling owner of CCO and expects to derive benefit from the transactions contemplated by the Purchase Agreements.

      C Holder is a former owner of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, Holder was issued preferred membership units of Charter Communications Holding Company, LLC ("Charter LLC").

      D In connection with the initial public offering of Charter
Communications, Inc. ("CCI"), Holder exchanged its preferred membership units in Charter LLC for CCI Stock (as defined below), and as a condition of such exchange, Allen agreed to enter into this Agreement, giving Holder certain rights with respect to the CCI Stock.

      NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

      1. Definitions. As used in this Agreement, the following terms have the following meanings:

      "Closing Price" means, with respect to a share of CCI common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of CCI common stock are listed or admitted for trading or (ii) if shares of CCI common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, if shares of CCI common stock are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

      "CCI Stock" means all shares of common stock of CCI issued to Holder in exchange


                                     -F-49-
for preferred membership units of Charter LLC, and all other securities that constitute "CCI Stock" in accordance with Section 7 of this Agreement.

      "Lockup Agreement" means the agreement entered into between the Holder and the underwriters of CCI's initial public offering, which, among other things, prohibits the Holder from selling the CCI Stock until the Lockup Termination Date.

      "Lockup Termination Date" means the earliest date on which the Lockup Agreement no longer prohibits the Holder from selling the CCI Stock.

      "Minimum Amount" means the lesser of (i) CCI Stock for which the Purchase Price under this Agreement is at least $1,000,000, or (ii) all CCI Stock that is subject to the Holder's Put Option under this Agreement.

      2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable from the date hereof through and including the date of termination of the Put Option under Section 9 by written notice delivered to Allen, to sell and to permit any of the Holder's Permitted Transferees (as defined below) to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the CCI Stock held by the Holder and its Permitted Transferees that represents at least the Minimum Amount. Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 8.3, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the CCI Stock held by the Holder and its Permitted Transferees that is specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in Section 3.

      3. Purchase Price; Closing.

            3.1. The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal to the Closing Price of CCI common stock on the date on which the Holder's notice of exercise is delivered under
Section 2 (or if such date is not a trading day, then the Closing Price on the next trading day).

            3.2. At each closing of the purchase and sale of the CCI Stock hereunder (the "Closing"), (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer or certified bank check; and (b) the Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the CCI Stock to be purchased and sold at such Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer of such CCI Stock to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 5.

            3.3. Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on (or before if Allen so determines) the thirtieth day after the Holder delivers the written notice described above (or, if such day is not a business day, on the next business day thereafter), or at such other time and place as the Holder and Allen may agree. The Holder and Allen will


                                     -F-50-
cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

      4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each
Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder or one of its Permitted Transferees will own all of the CCI Stock required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the CCI Stock), other than those arising under applicable law and those arising under the organizational documents of CCI; (d) upon the transfer of the CCI Stock pursuant to Section 3, Allen or his designee will receive good title to the CCI Stock, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of CCI.

      5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

            5.1. If the number of shares of CCI Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of CCI through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option, without change in the total price applicable to the unexercised portion of the Put Option but with a corresponding adjustment in the price per unit of any security covered by the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 8.1 shall constitute "CCI Stock" for purposes of this Agreement.

            5.2. Upon a reorganization, merger or consolidation of CCI with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding CCI Stock is converted into or exchanged for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "CCI Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the CCI Stock pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all CCI Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 8.2 shall constitute "CCI Stock" for purposes of this Agreement.

            5.3. In the event of any proposed Business Combination pursuant to which the outstanding CCI Stock will be converted into a right to receive consideration other than securities of CCI or


                                     -F-51-

Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this
Section 8.3, the purchase and sale of any of the CCI Stock specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 8.3.

      6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of Holder together with all other holders receiving similar put agreements in connection with the transactions under the Purchase Agreements) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

      7. Termination of Put Option.

            7.1. The Put Option shall terminate on the earlier of the following dates, except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such earliest date:

                  (a) thirty days after the Lockup Termination Date; and

                  (b) the date specified in Section 8.3.

            7.2. The Put Option shall terminate as to any CCI Stock on the date on which such CCI Stock is first transferred by the Holder or any Permitted Transferee to a person or entity that is not a "Permitted Transferee."

      8. Miscellaneous.

            8.1. Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements,


                                     -F-52-
representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

            8.2. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

            8.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

            If to the Holder:



            with a copy to:



            If to Allen:

                  Paul G. Allen
                  c/o William D. Savoy @ Vulcan Northwest
                  110 110th Avenue Northwest
                  Bellevue, Washington 98004
                  Telecopy: (425) 453-1985

            with a copy to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, California 90067-4276
                  Attention: Alvin G. Segel
                  Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

            8.4. No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit


                                     -F-53-
of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

            8.5. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

            8.6. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

            8.7. Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

            8.8. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

            8.9. Assignments.

                  (a) The Holder and any Permitted Transferee may transfer some or all of its CCI Stock to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                        (i) any person or entity that was among the "Investors" who were party to that certain Contribution Agreement, dated as of September 14, 1999, among such Investors, Charter Communications Operating, LLC, Charter Communications Holding Company, LLC, and Paul Allen;

                        (ii) any person or entity that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                        (iii) a trust for the benefit of the equity owners of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;

                        (iv) any person or entity for which the Holder is acting as nominee or any trust controlled by or under common control with such person or entity;

                        (v) if the Holder is an individual, any charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.


                                     -F-54-

                  (b) The Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

                  (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any CCI Stock under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

            8.10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

            8.11. Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

            8.12. Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

            8.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.14. Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any CCI Stock pursuant to this Agreement.

            8.15. Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                          _____________________________________
                                          Paul G. Allen, by William D. Savoy,
                                          attorney-in-fact

                                          HOLDER


                                     -F-55-

                                          _____________________________________


                                     -F-56-

                                    EXHIBIT G
                                       TO
                             CONTRIBUTION AGREEMENT



                            FORM OF LOCKUP AGREEMENT


                                     -G-57-

                          CHARTER COMMUNICATIONS, INC.

                                LOCK-UP AGREEMENT

                                                               ___________, 1999


Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
A.G. Edwards & Sons Inc.
M.R. Beal & Company
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

      Re:  Charter Communications, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

      The undersigned understands that Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., A.G. Edwards & Sons Inc. and M.R. Beal & Company, as representatives (the "U.S. REPRESENTATIVES"), propose to enter into an underwriting agreement (the "U.S. UNDERWRITING AGREEMENT") on behalf of the several U.S. Underwriters named in Schedule I to such agreement (collectively, the "U.S. UNDERWRITERS"), with Charter Communications Inc., a Delaware corporation (the "COMPANY") and Charter Communications Holding Company, LLC ("CHARTER HOLDCO") and that Goldman Sachs International, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, Donaldson Lufkin & Jenrette Securities Corporation, Merrill Lynch International, Salomon Brothers International, ABN AMRO Rothschild, Credit Lyonnais Securities and Dresdner Bank AG (the "INTERNATIONAL REPRESENTATIVES" and together with the U.S. Representatives, the "REPRESENTATIVES") propose to enter into an underwriting agreement (the "INTERNATIONAL UNDERWRITING AGREEMENT" and together with the U.S. Underwriting Agreement, the "UNDERWRITING AGREEMENTS") on behalf of the several International Underwriters named in Schedule I to such agreement (collectively, the "INTERNATIONAL UNDERWRITERS" and together with the U.S. Underwriters, the "UNDERWRITERS"), with the Company and Charter Holdco, in each case providing for a public offering of the Common Stock of the Company (the "SHARES") pursuant to a Registration Statement on Form S-1 that has been filed with the Securities and Exchange Commission (the "SEC").


                                     -G-58-

      In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final U.S. Prospectus covering the public offering of the Shares and continuing to and including the date 180 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has the voting power or power of disposition within the rules and regulations of the SEC (collectively the "UNDERSIGNED'S SHARES"), except to the extent that this restriction will not restrict the undersigned from fulfilling the undersigned's fiduciary duty to any other person with respect to any shares of Common Stock of the Company owned by such other person.

      The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

      Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to Paul G. Allen or any entity controlled by Paul G. Allen, provided that in each case the transferee agrees to be bound in writing by the restrictions contained herein, (iv) to any other seller in the Rifkin acquisition who is eligible to receive any portion of his pro-rata purchase price in the form of membership units of Charter Holdco pursuant to the Letter Agreement, dated August 27, 1999, provided that each transferee agrees to be bound in writing by the restrictions contained herein, or (v) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for


                                     -G-59-
value. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.


                                    Very truly yours,




                                    Exact Name of Shareholder




                                    Authorized Signature




                                      Title



                                     -G-60-